UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 15, 2015

FLEXTRONICS INTERNATIONAL LTD.

(Exact Name of Registrant as Specified in Its Charter)

Singapore	0-23354	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Changi South Lane, Singapore	486123
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (65) 6876-9899

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                      Executive Compensation

On October 15, 2015, the Board of Directors (the “Board”) of Flextronics International Ltd. (“Flex”) approved the grant of profits interests in its majority-owned subsidiary, Elementum Holding Ltd (“Holdco”), to each of Michael M. McNamara, Flex’s Chief Executive Officer and a member of the Board, Christopher Collier, Flex’s Chief Financial Officer, and François Barbier, Flex’s President, Global Operations and Components.  Flex owns substantially all of the equity in Holdco, which is in turn a significant shareholder of Elementum SCM (Cayman) Ltd (“Elementum”), along with other investors that are not affiliated with Flex.

Flex believes that its investment in Elementum represents a significant value creation opportunity for shareholders. The profits interest grants are intended to provide incentives for Flex recipients to drive Elementum’s success.  Because the growth and success of Elementum could have positive implications for Flex as a whole, Flex believes that it is important to leverage the experience and expertise of its own officers to support Elementum’s success.  Flex also believes that its overall compensation plans provide a strong incentive to maximize overall Flex results across the breadth of its business lines and geographies.  At the time Holdco was formed, approximately 3.8% of Holdco was set aside as profits interests for the purpose of providing additional incentives to Flex contributors, including Messrs. McNamara, Collier and Barbier.  Approximately 2.9% of Holdco has been awarded as profits interests to date.   The grants made on October 15, 2015 are one-time, discretionary grants and the value of these grants will be deducted from the Flex equity grant that would otherwise have been issued to the recipient for the next fiscal year.   The primary purpose of the profits interest grants in Elementum is to provide the executives with a highly-focused compensation tool that is directly aligned with the goal of creating value within Elementum, and therefore, we believe, for Flex shareholders overall.  Various features of the incentive program are structured to provide alignment with Flex shareholders and have the appropriate governance controls, including:

•                  Recipients can only realize value from the profits interests if Flex also realizes value from its Elementum investment after the award of the profits interests

•                  If the recipient leaves Flex, he or she will only be eligible to realize value from the vested portion of the grant

•                  The awards are non-voting

•                  The Flex Board’s Nominating and Corporate Governance Committee will oversee a process to monitor and mitigate any potential conflicts of interest

Mr. McNamara received a 1.302% profits interest in Holdco at a grant date value of $218,305.  Mr. Barbier received a 0.243% profits interest in Holdco at a grant date value of $40,750. Mr. Collier received a 0.097% profits interest in Holdco at a grant date value of $16,300.  Each award will vest 25% at the end of each year for four years, with the value only recognized upon an Elementum liquidation event.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXTRONICS INTERNATIONAL LTD.

Date: October 21, 2015	By:	/s/ Jonathan S. Hoak
		Name:	Jonathan S. Hoak
		Title:	Executive Vice President and General Counsel